                                                                     EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                           DRCA MEDICAL CORPORATION



Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act ("Act"), the undersigned corporation adopts the following article of amendment to its articles of incorporation:

                                  ARTICLE ONE

         The name of the corporation is DRCA Medial Corporation.


                                  ARTICLE TWO

The following amendment to the articles of incorporation was adopted by the shareholders of the corporation owning more than two-thirds (2/3) of the issued and outstanding shares of stock entitled to vote on March 12, 1997. The amendment alters or changes Articles I of the Articles of Incorporation of the Corporation by deleting Article I in its entirety and replacing it with the following:


                                  "ARTICLE I

         The name of the corporation is Integrated Orthopaedics, Inc."


                                 ARTICLE THREE

         The number of share of the Corporation outstanding at the time of such adoption was 5,286,641 shares of Common Stock and 25,226 shares of the series A Cumulative Convertible preferred Stock (the "Preferred Stock"); and all of such shares are entitled to vote thereon. Each share of Common Stock is entitles to one vote and each share of Preferred Stock is entitled to 30,281018 vote with respect to the proposed amendment. The total number of votes outstanding at the time of adoption was 6,050,509.

                                 ARTICLE FOUR

         The number of votes in favor of the amendment of the mended Articles of incorporation was 5,868,752 (5,104,884 represented by votes of holders of 5,104,884 shares of Common Stock and 763,868 votes represented by the votes of the sole holder of all 25,226 shares of the Preferred Stock); and the number of votes against such amendment was 5,400 (all represented by votes of the holders of 5,400 shares of Common Stock).


Dated:   March 12, 1997

                                            DRCA MEDICAL CORPORATION

                                            By:  /s/   Jeff R. Casey
                                                _____________________________
                                            Name:  Jeff R. Casey
                                                  ___________________________
                                            Title:  Senior Vice President
                                                   __________________________

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                           DRCA MEDICAL CORPORATION


                                  ARTICLE ONE

     DRCA Medical Corporation, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

                                  ARTICLE TWO

     The restated articles of incorporation were adopted by resolution of the board of directors of the corporation on the 22nd day of May, 1996.

                                 ARTICLE THREE

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof:

                                   ARTICLE I

     The name of the Corporation is DRCA Medical Corporation.

                                  ARTICLE II

     The Corporation shall have perpetual existence.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Texas Business Corporation Act, as amended ("TBCA"), of the State of Texas.

                                  ARTICLE IV

     The Corporation will not commence business until it has received, for the issuance of shares, consideration of $1,000.00.

                                   ARTICLE V

     The Corporation is authorized to issued two classes of shares to be designated respectively "preferred" and "common." The aggregate number of shares which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, of which Ten Million (10,000,000) shares shall be Preferred Stock, $.01 par value per share, and Fifty Million (50,000,000) shares shall be Common Stock, $.001 par value per share.

     The description of the different classes of capital stock of the Corporation and the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                                    PART A
                                PREFERRED STOCK

     The Preferred Stock may be divided into and issued in one or more series as herein provided, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to establish and designate such series from time to time and, within the limitations prescribed by law or set forth herein, to fix and determine the number and the relative rights and preferences of the authorized shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law. The Preferred Stock of all series shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (1) The rate at which dividends, if any, are to accrue with respect to the shares of such series and the dates, terms and other conditions on which such dividends shall be payable;

     (2) The nature of dividends payable with respect to the shares of such series as cumulative, noncumulative or partially cumulative;

     (3) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the price at and the terms and conditions on which the shares of such series may be redeemed;

     (4) The rights and preferences, if any, of the holders of the shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preference;

     (5) Any requirements as to, and the terms and amount of, any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series;

     (6) The right, if any, to exchange or convert the shares of such series into (i) shares of any other series of the Preferred Stock or, to the extent permitted by law, into shares of an other class of capital stock of the Corporation ranking on a parity with or junior to the Preferred Stock as to dividends or distribution of assets upon liquidation or into other securities of the Corporation or (ii) shares of capital stock or other securities of another Corporation, and the rate or basis, time, manner and conditions of exchange or conversion or the method by which the same shall be determined;

     (7) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to any matter presented for that purpose to the shareholders of the Corporation;

     (8) Any obligation of the Corporation to repurchase any or all shares of such series; and

     (9) Any other relative rights and preferences of the shares of such series consistent with these Articles of Incorporation and applicable law.

     The terms of any series of Preferred stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock. Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of a new series.

     All or any part of the Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

                                    PART B
                                 COMMON STOCK

     Except as otherwise required by law, each holder of Common Stock shall be entitled to one (1) vote for each share of such Common Stock standing in his name on the books of the Corporation. Subject to the rights of the holders of the Preferred Stock as provided in these Articles of Incorporation, upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock are entitled to receive pro rata the remaining assets of the Corporation. Subject to the rights of the holders of the Preferred Stock as provided in these Articles of Incorporation, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment of such dividends.

     All or any part of the Common Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable."

                                  ARTICLE VI

     No stockholder of the Corporation shall, by reason of his holding shares of any class of stock or series of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of stock of the Corporation, now or hereafter authorized, any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase, shares of any class of stock or series of any class of stock of the Corporation, now or hereafter authorized, or any warrants, rights or options to purchase, subscribe to or otherwise acquire any such new or additional shares of any class of stock or series of any class of stock of the Corporation, now or hereafter authorized, whether or not the issuance of such shares, such notes, debentures, bonds or other securities, or such warrants, rights or options would adversely affect the dividend, voting or any other rights of such stockholder.

                                  ARTICLE VII

     Cumulative voting for the election of directors shall not be permitted.

                                 ARTICLE VIII

     The holders of any bonds, debentures or other obligations outstanding or hereafter issued by the Corporation shall have no power to vote in respect to corporate affairs and management of the Corporation by reason thereof, nor shall such holders by reason thereof have any right of inspection of the books, accounts and other records of the Corporation and any other rights which the stockholders of the Corporation have by reason of the TBCA of the State of Texas as the same exists or may hereafter be amended.

                                  ARTICLE IX

     (A) These Articles of Incorporation shall not be amended unless, in addition to any other requirements therefor imposed by law, the holders of at least two-thirds of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed amendment.

     (B) The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                   ARTICLE X

    The Board of Directors of the Corporation may, if it deems advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of another corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of directors may, but shall not be legally obligated to, consider all or any of the following:

          (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

          (ii) Whether a more favorable price could be obtained for the Corporation's securities in the future;

          (iii) The impact which an acquisition of the Corporation would have on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the communities which they serve;

          (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the future value of the Corporation's stock by the value of the securities, if any, that the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the offeror or any other entity whose securities are being offered, and the financial condition of the offeror or such other entity; and

          (v) Any antitrust or other legal or regulatory issues that are raised by the offer.

                                  ARTICLE XI

     (A) No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for an act or omission in the director's capacity as a director; provided that this Article XI shall not eliminate or limit the liability of a director of the Corporation:

          (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders;

          (ii) for acts or omissions not in good faith that constitutes a breach of duty of the director to the Corporation or that involve intentional misconduct or a knowing violation of law;

          (iii) for any transaction from which such director derived an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office; or

          (iv) for an act or omission for which liability of a director is expressed provided by an applicable statute.

     (B) If Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act ("TMCLA") hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the TMCLA, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this
Article XI.

     (C) Any repeal of or amendment to this Article XI shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

                                  ARTICLE XII

     The Corporation shall indemnify every director or officer, their heirs, executors and administrators, to the full extent as provided by, and in accordance with, Article 2.02-1 of the TBCA, as it presently exists and as it is amended, against expenses actually and reasonably incurred by him, as well as any amount paid upon a judgment in connection with any action, suit or proceeding, civil or criminal, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or at the request of the Corporation, having been a director or officer of any other corporation of which the Corporation was at such time a shareholder or creditor and from which other corporation he is not entitled to be indemnified, except in relation to matters as to which he is found liable on the basis that personal benefit was improperly received by him, or in which he shall be found liable to the Corporation. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by its special legal counsel that the person to be indemnified did not commit such a breach of duty. The foregoing shall not be exclusive of other rights to which the officer or director may be entitled.

                                 ARTICLE XIII

     No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that one (1) or more of the directors or officers of this Corporation is interested in or is a director or officer of such other corporation and any director or officer individually may be a party to or may be interested in any contract or transaction of this Corporation. No contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any director or officer of this Corporation is a party or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director or officer shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of Directors of the Corporation not so interested. In the absence of fraud, no director or officer having such adverse interest shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director or officer be accountable for any gains or profits realized thereon. In any case described in this Article XIII any such director may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such contract or transaction.

                                  ARTICLE XIV

     The address of the initial registered office of the Corporation is 3 Riverway, Suite 1710, Houston, Texas 77056. The name of the initial registered agent of the Corporation at such address is Jose E. Kauachi.

                                  ARTICLE XV

     The initial Board of Directors shall consist of four directors. The persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

     Jose E. Kauachi
     3 Riverway, Suite 1710
     Houston, Texas 77056

     William F. Donovan, M.D.
     3 Riverway, Suite 1710
     Houston, Texas 77056

     James H. Brock, Jr.
     3 Riverway, Suite 1710
     Houston, Texas 77056

     G. William Tate, M.D.
     15035 E. Freeway
     Channelview, Texas 77530


                                  ARTICLE XVI

     Special meetings of the shareholders may be called by (i) the president, the board of directors, or (ii) the holders of not less than fifty percent (50%) of shares entitled to vote at the proposed special meeting.

                                 ARTICLE XVII

     Any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares bearing not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the actions were present to vote.

     Dated the 22nd day of May, 1996.


                                            DRCA MEDICAL CORPORATION


                                            By:  /s/ Jeff R. Casey
                                                ________________________
                                            Name: Jeff R. Casey
                                                ________________________
                                            Title: Senior Vice President
                                                ________________________

                     CERTIFICATE OF DESIGNATION OF SERIES
                  AND DETERMINATION OF RIGHTS AND PREFERENCES
                                      OF
               CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
                                      OF
                           DRCA MEDICAL CORPORATION


     DRCA Medical Corporation, a Texas corporation (the "Company"), acting pursuant to Article 2.13 of the Texas Business Corporation Act of Texas, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Cumulative Convertible Preferred Stock, Series A.

     FIRST:  The name of the Company is DRCA Medical Corporation.

     SECOND: By unanimous consent of the Board of Directors of the Company dated May 9, 1996, the following resolutions were duly adopted:

     WHEREAS, the Articles of Incorporation of the Company authorizes Preferred Stock consisting of 10,000,000 shares, par value $.01 per share, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article V of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

     WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

     NOW, THEREFORE, BE IT RESOLVED that pursuant to Article V of the Company's Articles of Incorporation, as amended, there is hereby established a new series of 26,000 shares of cumulative convertible preferred stock of the Company (the "Series A Preferred Stock") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article V as follows:

1.  Dividends.

     The holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of (i) $8.00 per share for the period beginning on the date of issuance and ending on June 30, 2001, (ii) $10.00 per share for the period beginning July 1, 2001 and ending on June 30, 2002, (iii) $12.00 per share for the period beginning July 1, 2002 and ending on June 30, 2003, and (iv) $16.00 per share after July 1, 2004 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per annum, and no more, payable quarterly on March 31, June 30, September 30 and December 31. Such dividends shall first be payable on June 30, 1999. Such dividends shall be payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company other than the Series A Preferred Stock (such Common Stock and other inferior stock being collectively referred to as "Junior Stock"), when and as declared by the Board of Directors of the Company. Notwithstanding the foregoing, the Company may defer payment of accrued dividends to the holders of the Series A Preferred Stock to the extent the dividends cannot be paid from the Company's "Free Cash Flow" (as hereinafter defined). Such dividends may be deferred until the earlier of such times as Free Cash Flow is available for payment of same or June 30, 2001.

     Free Cash Flow is defined as the Net Increase in Cash and Cash Equivalents (as expressed in the Company's "Consolidated Statement of Cash Flows" for the number of months which have passed since the end of the prior fiscal year, calculated as of the end of the month most recently ended prior to the due date of a dividend payment), adjusted to eliminate any net cash provided or used by financing activities, minus any accrued dividends on Series A Preferred Stock, less $750,000.

     Such dividends shall (even though such dividends are not payable until beginning June 30, 1999) accrue with respect to each share of Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of: (1) the redemption of the Series A Preferred Stock, (2) the liquidation, sale or merger of the Company or (3) June 30, 2001, any accrued but unpaid dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock.

     The Company shall give written notice, sent by first class certified mail, postage prepaid and return receipt requested, specifying the date and amount of each dividend to be paid on Series A Preferred Stock, at least 5 days in advance of the dividend payment date to all holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Company on the date of such notice. Each dividend shall be mailed to the holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Company on the corresponding dividend payment date. Anything contained in this Section 1 to the contrary notwithstanding, the holders of shares of Series A Preferred Stock with respect to which dividends are to be paid in accordance with this Section shall have the right, exercisable at any time up to the close of business on the applicable dividend payment date to convert all or any part of such shares into shares of Common Stock pursuant to Section 4 hereof and for such purpose such dividend shall not be deemed to have been paid or set apart at the date of such conversion.

2.   Liquidation, Dissolution or Winding Up.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $100 per share of Series A Preferred Stock plus the amount of any accrued but unpaid dividends (whether or not declared). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.   Voting.

     (a) Number of Votes; Voting with Common Stock. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) or 3(c) below, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

     (b) Adverse Effects. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series A Preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series A Preferred Stock. A class vote on the part of the Series A Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Company's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, the Series A Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Company; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

     (c) Mergers, etc. The consent of the holders of not less than 66-2/3% of the outstanding Series A Preferred stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, shall be necessary for the Company to sell all or substantially all of the Company's assets or effect any merger, consolidation, share exchange or similar transaction to which the Company is a party, or to enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Company by another corporation or entity.

     (d) After June 30, 2001. After June 30, 2001, the number of directors constituting the Board of Directors of the Company shall be increased by one, and the holders of Series A Preferred Stock, voting as a separate series shall be entitled by written consent or at the next annual meeting of stockholders or the next special meeting of stockholders, or at a special meeting of holders of Series A Preferred Stock called as hereinafter provided, to elect a director to fill such newly created directorship, without diminution of their right to participate with holders of Common Stock and holders, if any, of any other capital stock of the Corporation entitled to vote for the election of directors in the election of any other directors.

     Whenever such voting right shall vest, it may be exercised initially by consent in writing of the holders of two-thirds (2/3) of the Series A Preferred Stock at the time outstanding or at a special meeting of holders of Series A Preferred Stock or at any annual or special stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock; however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

     Any director who shall have been elected by holders of Series A Preferred Stock as a series pursuant to this subsection shall hold office for a term expiring (subject to the earlier termination of arrearages) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, only by the affirmative votes of holders of record of a majority of the votes of the then outstanding shares of Series A Preferred Stock given at a special meeting of such stockholders called for the purpose or by written consent of two-thirds (2/3). Any vacancy created by such removal may also be filled at such meeting or by such a consent. A meeting for the removal of a director elected by holders of Series A Preferred Stock as a series and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of not less than 25% of the votes of the then outstanding shares of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

     Any vacancy caused by the death, resignation, or expiration of term (except upon a termination of arrearages) of a director who shall have been elected by the holders of Series A Preferred Stock as a series pursuant to this subsection may be filled only by the holders of Series A Preferred Stock by written consent of two-thirds (2/3), at any annual or special stockholders' meeting, or at a meeting called for such purpose. Such meeting of the holders of Series A Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock.

     If any meeting of the holders of Series A Preferred Stock required by this subsection to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such a meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

     Any meeting of holders of Series A Preferred Stock to vote as a series for the election or removal of directors shall be held at such place or places designated in the Company's Bylaws for meeting of its stockholders or at such other place as the holders of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock may designate. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Series A Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

4.   Optional Conversion.

     The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series A Preferred stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration by the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the amount a holder of one share of Series A Preferred Stock would be entitled to receive pursuant to Section 2 hereof upon the liquidation, dissolution or winding up of the Company by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock (the "Conversion Price") shall initially be $3.50. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (c)  Mechanics of Conversion.

          (i) In order to convert shares of Series A Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the principal office of the Company, together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Company shall be the conversion date ("Conversion Date"). The Company shall, as soon as practicable after the Conversion Date, issue and deliver at the place requested by such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

          (ii) The Company shall at all times during which the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A

Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

          (iii) All shares of Series A Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock and cash in lieu of fractional shares in exchange therefore. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Preferred Stock accordingly.

          (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series A Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until simultaneously with or immediately prior to the closing of the sale of securities.

     (d)  Adjustments to Conversion Price for Diluting Issues.

          (i) Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

                (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding "Key Employee Options" (as defined below).

                (B) "Original Issue Date" shall mean the date on which the first share of Series A Preferred Stock is first issued.

                (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subsection 4(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                  (1) as a dividend or distribution on Series A Preferred Stock;

                                  (2)  by reason of a dividend, stock split,
                                       split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1);

                                  (3)  upon the exercise of Key Employee
                                       Options;

                                  (4)  upon conversion of shares of Series A
                                       Preferred Stock; or

                                  (5)  upon the exercise or conversion of an
                                       Option or any Rights to Acquire Common
                                       Stock granted or issued by the Company on or before April 12, 1996.

                (E) "Key Employee Options" shall mean rights or options granted to employees, directors or consultants of the Company pursuant to the Company's 1988 Stock Option Plan, not exercisable in the aggregate (including options already granted under such Plan) for more than 1,000,000 shares.

                (F) "Rights to Acquire Common Stock" (or "Rights") shall mean all rights whatever issued by the Company to acquire Common Stock by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

          (ii) No Adjustment of Conversion Price. No adjustment of the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) below for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such additional shares, or (b) if prior to such issuance, the Company receives written notice from holders of at least 66-2/3% of the then outstanding shares of Series

A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

          (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

                (B) Upon the expiration or termination of any unexercised Option or Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted (but not upwards) to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

          (iv) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) equal to the consideration per share received by the Company for such Additional Shares of Common Stock.

          Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

          (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                (A)  Cash and Property: Such consideration shall:

                                  (1)  insofar as it consists of cash, be
                                       computed at the aggregate of cash
                                       received by the Company, excluding
                                       amounts paid or payable for accrued
                                       interest or accrued dividends;

                                  (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Company's Board of Directors; and

                                  (3)  in the even Additional Shares of Common
                                       Stock are issued together with other
                                       shares or securities or other assets of
                                       the Company for consideration which
                                       covers both, be the proportion of such
                                       consideration so received, computed as
                                       provided in clauses (1) and (2) above, as determined in good faith by the Company's Board of Directors.

                (B) Options, Rights and Convertible Securities: The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

                                  .    the total amount, if any, received or
                                       receivable by the Company as
                                       consideration for the issue of such
                                       Options, Rights or Convertible
                                       Securities, plus the minimum aggregate
                                       amount of additional consideration (as
                                       set forth in the instruments relating
                                       thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                                  .    the maximum number of shares of Common
                                       Stock (as set forth in the instruments
                                       relating thereto, without regard to any
                                       provision contained therein for a
                                       subsequent adjustment of such number)
                                       issuable upon the exercise of such
                                       Options or Rights or the conversion or
                                       exchange of such Convertible Securities.

     (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction;

                                  . the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

                                  .    the denominator of which shall be the
                                       total number of shares of Common Stock
                                       issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

     (g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Preferred Stock.

    (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets for below), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (i)  Adjustment for Merger or Reorganization, etc.   In case of any
consolidation, merger or share exchange of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation to which the holders of Series A Preferred Stock shall have consented in accordance with Section 3 hereof, then each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

     (j) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock. Despite such adjustment or readjustment, the form of each or all stock certificate representing Series A Preferred Stock, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                (l)  Notice of Record Date.  In the event:

                                  1. that the Company declares a dividend (or any other distribution) on its Common Stock;

                                  2.   that the Company subdivides or combines
                                       its outstanding shares of Common Stock;

                                  3.   of any reclassification of the Common
                                       Stock of the Company (other than a
                                       subdivision or combination of its
                                       outstanding shares of Common Stock or a
                                       stock dividend or stock distribution
                                       thereon), or of any consolidation, merger or share exchange of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

                                  4.   of the involuntary or voluntary
                                       dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Company, at least 20 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating

                (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                (B) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5.   Mandatory Conversion.

     (a) Mandatory Conversion. The Company may, at its option, require all (and not less than all) holders of shares of Series A Preferred Stock then outstanding to convert their shares of Series A Preferred Stock into shares of Common Stock, at the then effective conversion rate pursuant to Section 4 hereof if the average daily trading volume of Common Stock for the 30 consecutive days of trading ending not more than 5 calendar days immediately preceding the date of the notice described in subsection 5(b) hereof equals or exceeds 16,500 shares (33,000 if the principal trading market for Common Stock is a NASDAQ or other over-the-counter market and such market includes, or "double counts," both buy and sell transactions with respect to the same shares in reporting volume) and the Company's Common Stock shall have had an average closing market price on the principal stock exchange on which it is listed (or, if not listed on any stock exchange, a last sale price on the NASDAQ National Market System, or if not listed or admitted to trading on such system, a closing bid price in the over-the-counter market) of not less than $5.50 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) on the same period of 30 consecutive trading days.

     (b) Notice. All holders of record of shares of Series A Preferred Stock then outstanding will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory or special conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the Company.

6.   Redemption of the Series A Preferred Stock.

     (a) Optional Redemption; Notice. If, on June 30, 2001, any shares of Series A Preferred Stock shall be then outstanding, the Company may redeem (unless otherwise prevented by law) all (but not less than all) such outstanding shares at any amount per share equal to $100.00 plus an amount equal to accrued but unpaid dividends, if any, to the date of redemption of such share (the "Redemption Price"). 60 days' prior notice by the Company of such redemption shall be sent by first-class certified mail, postage prepaid and return receipt requested, by the Company to the holders of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company.

     (b) Deposit. On or prior to the date of redemption contained in a notice pursuant to Section 6(a) hereof (the "Redemption Date"), the Company shall deposit the Redemption Price of all shares of Series A Preferred Stock with a bank or trust corporation having aggregate capital and surplus in excess of $100,000 as a trust fund for the benefit of the respective holders of Series A Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holder on or after the Redemption Date upon receipt of his share certificate or notification from the Company that such holder has surrendered his share certificate to the Company. As of the Redemption Date, the deposit shall constitute full payment of the Redemption Price to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Company pursuant to this Section 6(b) for the redemption of the shares thereafter converted into shares of the Company's Common Stock pursuant to Section 4 hereof prior to Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any moneys deposited by the Company pursuant to this Section 6(b) remaining unclaimed at the expiration of six (6) months following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors. The Company will be responsible for costs and expenses to be incurred in connection with such deposit arrangement, such amounts to be offset by any interest earned on the deposit, with any excess interest to be payable to the Company.

     (c) Cancellation of Redeemed Stock. Any shares of Series A Preferred Stock redeemed pursuant to this Section or otherwise acquired by the Company in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

     (d) Repurchase Prohibited. The Company will not, and will not permit any affiliate (as defined in the Securities Exchange Act of 1934, as amended) of the Company to, purchase or acquire any shares of Series A Preferred Stock otherwise than pursuant to (1) the terms of this Section 6, or (2) an offer made on the same terms to all holders of Series A Preferred Stock at the time outstanding.

     (e) Right to Convert Unaffected. Anything contained in this Section 6 to the contrary notwithstanding, the holders of shares of Series A Preferred Stock to be redeemed in accordance with this Section 6 shall have the right, exercisable at any time up to the close of business on the applicable redemption date (unless the Company is legally prohibited from redeeming such shares on such date, in which event such right shall be exercisable until the removal of such legal disability), to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 4 hereof.

7.   Sinking Fund.

     There shall be no sinking fund for the payment of dividends or liquidation preference on Series A Preferred Stock or the redemption of any shares thereof.

8.   Amendment.

     This Certificate of Designation constitutes an agreement between the Company and the holders of the Series A Preferred Stock. It may be amended by vote of the Board of Directors of the Company and the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock.


THIRD: The foregoing resolutions have been adopted by all necessary action on the part of the Company.


        Dated:  May 14, 1996

                                            DRCA MEDICAL CORPORATION


                                            By: /s/ Jeff R. Casey
                                                _________________________
                                            Name: Jeff R. Casey
                                                 ________________________
                                            Title: Senior Vice President
                                                  _______________________